                                                                    EXHIBIT 99.3

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           1994         1993
                                                        -----------  ----------
ASSETS
Cash and due from depository institutions,
 noninterest-bearing..................................  $   637,794     665,527
Interest-bearing bank balances........................       20,962     145,617
Federal funds sold and securities purchased under
 resale agreements or similar arrangements............       13,021      48,488
Securities available for sale (1994 at fair value,
 fair value in 1993 of $1,948,606)....................    3,459,698   1,920,888
Loans held for sale...................................      136,351     682,097
Securities held to maturity (fair value: $1,889,911 in
 1994 and $3,355,251 in 1993).........................    1,965,419   3,304,594
Loans and leases......................................   12,971,751  11,551,742
  Allowance for loan and lease losses.................     (171,734)   (169,345)
                                                        -----------  ----------
  Net loans and leases................................   12,800,017  11,382,397
                                                        -----------  ----------
Premises and equipment, net...........................      333,069     302,278
Other assets..........................................      488,732     406,484
                                                        -----------  ----------
    Total assets......................................  $19,855,063  18,858,370
                                                        ===========  ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing.................................  $ 1,843,019   1,785,160
  Interest-bearing....................................   12,471,135  12,809,792
                                                        -----------  ----------
    Total deposits....................................   14,314,154  14,594,952
Short-term borrowed funds.............................    2,902,528   1,804,532
Long-term debt........................................      910,755     837,241
Accounts payable and other liabilities................      231,149     222,919
                                                        -----------  ----------
    Total liabilities.................................   18,358,586  17,459,644
                                                        -----------  ----------
Shareholders' equity:
  Preferred stock, $5 par, 5,000,000 shares
   authorized, issued and outstanding 770,000 in 1994
   and 1993...........................................        3,850       3,850
  Common stock, $5 par, 300,000,000 shares authorized,
   issued and outstanding 102,215,032 in 1994 and
   100,823,294 in 1993................................      511,075     504,116
  Paid-in capital.....................................      285,599     275,426
  Retained earnings...................................      775,979     626,149
  Loan to employee stock ownership plan and unvested
   restricted stock...................................       (7,442)    (10,815)
  Net unrealized depreciation on securities available
   for sale...........................................      (72,584)        --
                                                        -----------  ----------
    Total shareholders' equity........................    1,496,477   1,398,726
                                                        -----------  ----------
    Total liabilities and shareholders' equity........  $19,855,063  18,858,370
                                                        ===========  ==========

                See notes to consolidated financial statements.

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  1994       1993       1992
                                               ---------- ---------- ----------
INTEREST INCOME
  Interest and fees on loans and leases....... $1,021,056    915,570    913,593
  Interest and dividends on securities........    291,805    279,728    286,243
  Interest on short-term investments..........      5,184      4,410      8,153
                                               ---------- ---------- ----------
    Total interest income.....................  1,318,045  1,199,708  1,207,989
                                               ---------- ---------- ----------
INTEREST EXPENSE
  Interest on deposits........................    441,876    428,194    522,893
  Interest on short-term borrowed funds.......     98,476     43,608     31,979
  Interest on long-term debt..................     40,927     34,390     34,913
                                               ---------- ---------- ----------
    Total interest expense....................    581,279    506,192    589,785
                                               ---------- ---------- ----------
NET INTEREST INCOME...........................    736,766    693,516    618,204
  Provision for loan and lease losses.........     17,846     53,311     62,871
                                               ---------- ---------- ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
 AND LEASE LOSSES.............................    718,920    640,205    555,333
NONINTEREST INCOME
  Service charges on deposit accounts.........     82,755     79,670     71,668
  Nondeposit fees and commissions.............    100,276     91,780     79,136
  Securities gains, net.......................      3,074     16,841      9,338
  Other income................................     39,942     32,027     25,731
                                               ---------- ---------- ----------
    Total noninterest income..................    226,047    220,318    185,873
                                               ---------- ---------- ----------
NONINTEREST EXPENSE
  Personnel expense...........................    293,433    289,487    246,998
  Occupancy and equipment expense.............     90,983     91,631     77,124
  Federal deposit insurance expense...........     32,697     30,730     27,384
  Loss on bulk sale of assets.................        --      49,147        --
  Other expense...............................    166,223    202,249    158,652
                                               ---------- ---------- ----------
    Total noninterest expense.................    583,336    663,244    510,158
                                               ---------- ---------- ----------
EARNINGS
  Income before income taxes..................    361,631    197,279    231,048
  Provision for income taxes..................    124,759     77,188     84,322
                                               ---------- ---------- ----------
  Income before cumulative effect of changes
   in accounting principles...................    236,872    120,091    146,726
    Less: cumulative effect of changes in
       accounting principles, net of income
       taxes..................................        --      34,263        --
                                               ---------- ---------- ----------
  Net Income..................................    236,872     85,828    146,726
  Preferred dividend requirements.............      5,198      5,198      4,605
                                               ---------- ---------- ----------
  Income applicable to common shares.......... $  231,674     80,630    142,121
                                               ========== ========== ==========
PER COMMON SHARE
  Net income:
    Primary
      Income before cumulative effect......... $     2.26       1.16       1.53
      Less: cumulative effect.................        --        0.35        --
                                               ---------- ---------- ----------
        Net income............................ $     2.26       0.81       1.53
                                               ========== ========== ==========
    Fully diluted
      Income before cumulative effect......... $     2.21       1.16       1.48
      Less: cumulative effect.................        --        0.35        --
                                               ---------- ---------- ----------
      Net income.............................. $     2.21       0.81       1.48
                                               ========== ========== ==========
  Cash dividends paid per common share........ $     0.74       0.64       0.50
                                               ========== ========== ==========

                See notes to consolidated financial statements.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                            (DOLLARS IN THOUSANDS)

                           SHARES OF                                RETAINED
                            COMMON     PREFERRED COMMON   PAID-IN   EARNINGS
                             STOCK       STOCK    STOCK   CAPITAL  AND OTHER*   TOTAL
                          -----------  --------- -------  -------  ---------- ---------
BALANCE, DECEMBER 31,
 1991, AS PREVIOUSLY
 REPORTED...............   34,992,867   $  --    174,964   49,608   200,742     425,314
 Merger with BB&T
  Financial Corporation
  accounted for under
  the pooling-of-
  interests method......   49,189,204      --    245,946   50,336   302,950     599,232
                          -----------   ------   -------  -------   -------   ---------
BALANCE, DECEMBER 31,
 1991, AS RESTATED......   84,182,071      --    420,910   99,944   503,692   1,024,546
Add (Deduct)
 Net income.............          --       --        --       --    146,726     146,726
 Common stock issued....    4,391,452      --     21,957   26,462    (8,411)     40,008
 Preferred stock issued.          --     3,850       --    70,292       --       74,142
 Redemption of common
  stock.................     (546,832)     --     (2,735)  (5,099)     (778)     (8,612)
 Acquisition accounted
  for under the purchase
  method................    2,466,798      --     12,335   21,516       --       33,851
 Reconciliation of
  fiscal year to
  calendar year for
  merged company........     (257,873)     --     (1,289)     --      1,370          81
 Cash dividends declared
  by merged companies...          --       --        --       --    (28,876)    (28,876)
 Cash dividends declared
  by Southern National:
 Common stock...........          --       --        --       --    (12,306)    (12,306)
 Preferred stock........          --       --        --       --     (4,605)     (4,605)
 Other..................          --       --        --       --      1,943       1,943
                          -----------   ------   -------  -------   -------   ---------
BALANCE, DECEMBER 31,
 1992...................   90,235,616    3,850   451,178  213,115   598,755   1,266,898
Add (Deduct)
 Net income.............          --       --        --       --     85,828      85,828
 Common stock issued....   10,691,364      --     53,456   70,951   (11,247)    113,160
 Redemption of common
  stock.................   (1,340,088)     --     (6,700) (23,571)       (4)    (30,275)
 Acquisition accounted
  for under the purchase
  method................    1,172,475      --      5,862   13,970       --       19,832
 Reconciliation of
  fiscal year to
  calendar year for
  merged company........       63,927      --        320      191     4,641       5,152
 Cash dividends declared
  by merged companies...          --       --        --       --    (37,101)    (37,101)
 Cash dividends declared
  by Southern National:
 Common stock...........          --       --        --       --    (18,921)    (18,921)
 Preferred stock........          --       --        --       --     (5,198)     (5,198)
 Other..................          --       --        --       770    (1,419)       (649)
                          -----------   ------   -------  -------   -------   ---------
BALANCE, DECEMBER 31,
 1993...................  100,823,294    3,850   504,116  275,426   615,334   1,398,726
Add (Deduct)
 Net income.............          --       --        --       --    236,872     236,872
 Common stock issued....    1,751,118      --      8,756   14,910       (36)     23,630
 Redemption of common
  stock.................   (1,086,485)     --     (5,432) (18,130)      --      (23,562)
 Acquisitions accounted
  for under the purchase
  method................      727,105      --      3,635   11,228       --       14,863
 Net unrealized
  depreciation on
  securities available
  for sale..............          --       --        --       --    (72,584)    (72,584)
 Cash dividends declared
  by merged companies...          --       --        --       --    (51,652)    (51,652)
 Cash dividends declared
  by Southern National:
 Common stock...........          --       --        --       --    (30,156)    (30,156)
 Preferred stock........          --       --        --       --     (5,198)     (5,198)
 Other..................          --       --        --     2,165     3,373       5,538
                          -----------   ------   -------  -------   -------   ---------
BALANCE, DECEMBER 31,
 1994...................  102,215,032   $3,850   511,075  285,599   695,953   1,496,477
                          ===========   ======   =======  =======   =======   =========

- --------
* Other includes unrealized losses on equity securities, net unrealized depreciation on securities available for sale, unamortized ESOP compensation, unvested restricted stock, loan to employee stock ownership plan and unearned compensation.

                See notes to consolidated financial statements.

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)

                                             1994         1993         1992
                                          -----------  -----------  -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.............................  $   236,872       85,828      146,726
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Cumulative effect of changes in
   accounting principles, net of taxes..          --        34,263          --
  Provision for loan and lease losses...       17,846       53,311       62,871
  Depreciation of premises and
   equipment............................       35,531       41,014       26,050
  Amortization of intangibles...........        2,184       10,741        5,792
  Accretion of negative goodwill........       (1,114)        (279)         --
  Amortization of unearned stock
   compensation.........................        1,711          730          --
  Discount accretion and premium
   amortization on securities, net......         (571)      12,328       11,284
  Net (gain) loss on trading account
   securities, net......................         (769)      (1,441)       1,632
  Gain on sales of securities, net......       (3,074)     (16,841)      (9,338)
  Loss (gain) on sales of loans and
   mortgage loan servicing rights, net..        1,327      (15,013)     (17,217)
  Net (gain) loss on disposals of
   premises and equipment, net..........       (1,746)       1,040         (551)
  Loss on foreclosed property and other
   real estate, net.....................          169        4,743        8,054
  Loss on bulk sale of assets...........          --        49,147          --
  Proceeds from sales of trading
   account securities, net of
   purchases............................          769        1,441        2,312
  Proceeds from sales of loans held for
   sale.................................      596,249      986,343      652,943
  Purchases of loans held for sale......      (33,351)     (97,619)     (75,900)
  Origination of loans held for sale,
   net of principal collected...........     (272,115)    (751,936)    (652,806)
  Reconciliation of fiscal year of
   merged companies to calendar year....          --         5,267      (18,997)
  Decrease (increase):
   Accrued interest receivable..........      (24,207)        (791)       9,316
   Other assets.........................      (76,910)     (84,256)       7,164
  Increase (decrease) in:
   Accrued interest payable.............        2,880       (4,313)     (12,950)
   Accounts payable and other
    liabilities.........................       19,008       26,114      (12,465)
                                          -----------  -----------  -----------
    Net cash provided by operating
     activities.........................      500,689      339,821      133,920
                                          -----------  -----------  -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sales of securities
  available for sale....................      772,597      445,099       99,581
 Proceeds from sales of securities......          --        88,845      787,303
 Maturities of securities...............    1,253,577    1,556,204    1,287,910
 Purchases of securities................   (2,352,434)  (2,838,211)  (2,609,002)
 Leases made to customers...............      (44,379)     (43,034)     (41,589)
 Principal collected on leases..........       41,661       34,750       33,849
 Loan originations, net of principal
  collected.............................   (1,143,769)    (952,556)    (547,063)
 Purchases of loans.....................      (27,864)      (3,907)      (6,685)
 Net cash acquired in transactions
  accounted for under the purchase
  method of accounting..................        2,262       72,939       59,173
 Proceeds from disposals of premises
  and equipment.........................        6,897        4,507        5,376
 Purchases of premises and equipment....      (70,695)    (101,347)     (54,644)
 Proceeds from sales of foreclosed
  property..............................       27,413       69,968       60,292
 Investment in other real estate held
  for development or sale...............          --        (4,139)      (3,230)
 Proceeds from sales of other real
  estate held for development or sale...        9,519          --           --
 Other..................................       22,696      (31,677)       2,217
                                          -----------  -----------  -----------
    Net cash used in investing
     activities.........................   (1,502,519)  (1,702,559)    (926,512)
                                          -----------  -----------  -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
 Net (decrease) increase in deposits....     (280,798)     290,050      392,859
 Net increase in short-term borrowed
  funds.................................    1,097,996      751,329      426,589
 Increase in long-term debt.............       73,514      357,358       27,805
 Net proceeds from preferred stock
  issued................................          --           --        74,142
 Net proceeds from common stock issued..       23,630      113,160       40,008
 Common stock acquired and retired......      (23,562)     (30,275)      (8,612)
 Cash dividends paid on common and
  preferred stock.......................      (76,805)     (61,056)     (45,679)
                                          -----------  -----------  -----------
    Net cash provided by financing
     activities.........................      813,975    1,420,566      907,112
                                          -----------  -----------  -----------
 Net (Decrease) Increase in Cash and
  Cash Equivalents......................     (187,855)      57,828      114,520
 Cash and Cash Equivalents at Beginning
  of Year...............................      859,632      801,804      687,284
                                          -----------  -----------  -----------
 CASH AND CASH EQUIVALENTS AT END OF
  YEAR..................................  $   671,777      859,632      801,804
                                          ===========  ===========  ===========
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
 Cash paid during the year for:
  Interest..............................  $   579,180      506,839      607,224
  Income taxes..........................      143,416      119,880       91,941
 Noncash financing and investing
  activities:
  Transfer of loans to (from)
   foreclosed property..................       20,358       32,112       65,205
  Capital lease obligation..............          --         1,285          --
  Securitization of mortgage loans......        7,497        4,311       92,523
  Loan to employee stock ownership
   plan.................................          --           --           664
                                          ===========  ===========  ===========

                See notes to consolidated financial statements.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

  Southern National Corporation ("Southern National") is a multi-bank holding company organized under the laws of North Carolina and registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Branch Banking and Trust Company ("BB&T-NC"), Branch Banking and Trust Company of South Carolina ("BB&T-SC"), The Lexington State Bank ("LSB"), The Community Bank of South Carolina ("Community"), and Commerce Bank ("Commerce") (the "Banks") comprise the Parent Company's principal subsidiaries.

  The accounting and reporting policies of Southern National Corporation and Subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements of Southern National include the accounts of the Parent Company and its subsidiaries, all of which are wholly-owned. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in transactions accounted for as poolings-of-interests. (See Note B.) Results of operations of companies acquired in transactions accounted for as purchases are included from the dates of acquisition.

  Certain amounts for prior years have been reclassified to conform with statement presentations for 1994. The reclassifications have no effect on either shareholders' equity or net income as previously reported.

 Securities

  On January 1, 1994, Southern National adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are to be classified in one of three categories: held to maturity, available for sale and trading. At January 1, 1994, $3.0 billion of securities, with a market value of $3.1 billion, were classified as available for sale, and, accordingly, $22.3 million, net of tax, was recorded as an adjustment to shareholders' equity.

  Debt securities acquired with both the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity are determined by specific identification and are included in noninterest income.

  Securities which may be used to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of tax. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

  Trading account securities, of which none were held on December 31, 1994 or 1993, are selected according to fundamental and technical analyses that identify potential market movements. Trading account securities are positioned to take advantage of such movements and are reported at fair value. Market adjustments, fees, gains

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES or losses and income earned on trading account securities are included in noninterest income. Gains or losses realized from the sale of trading securities are determined by specific identification and are included in noninterest income.

 Loans Held for Sale

  Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any yield differential and a normal servicing fee. Any resulting deferred premium or discount is amortized, as an adjustment of servicing income, over the estimated lives of the loans using the level-yield method.

 Loans and Lease Receivables

  Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. The net amount of nonrefundable loan origination fees and direct costs associated with the lending process is deferred and amortized to interest income over the contractual lives of the loans using the level-yield method, with adjustments for prepayments as they occur. If the commitment expires unexercised, the income is recognized upon expiration of the commitment.

  Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property. Lease receivables are stated as the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

 Allowance for Losses

  The provision for loan and lease losses charged to noninterest expense is the estimated amount required to maintain the allowance for loan and lease losses at a level adequate to cover estimated incurred losses related to loans and leases currently outstanding. The primary factors considered in determining the allowance are the distribution of loans by risk class, the amount of the allowance specifically allocated to nonperforming loans and other problem loans, prior years' loan loss experience, economic conditions in Southern National's market areas and the growth of the credit portfolio. While management uses the best information available in establishing the allowance for losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or if required by regulators based upon information at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

 Nonperforming Assets

  Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults.

  Loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Loans past due 90 days or more may remain on accrual status if management determines that concern over the collectibility of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance when concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectibility of principal or interest.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  Assets acquired as a result of foreclosure are valued at the lower of cost or fair value, and carried thereafter at the lower of cost or fair value less estimated costs to sell the asset. Cost is the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less costs to sell, is adjusted with a charge to income. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.

 Premises and Equipment

  Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is lesser. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.

 Income Taxes

  The operating results of Southern National and its subsidiaries are included in a consolidated federal income tax return. Each subsidiary pays its calculated portion of federal income taxes to Southern National, or receives payment from Southern National to the extent that tax benefits are realized. Deferred income taxes have been provided where different accounting methods have been used for reporting for income tax purposes and for financial reporting purposes. As of January 1, 1993, Southern National adopted SFAS No. 109, "Accounting for Income Taxes," which changed the method of accounting for income taxes. As a result of adopting SFAS No. 109, Southern National recognized a cumulative benefit of the change in accounting principle of $6,368,000. The benefit is included under the caption "Cumulative effect of changes in accounting principles, net of income taxes" in the Consolidated Statements of Operations. The effect of this change, excluding the cumulative benefit, for the year ended December 31, 1993, had no incremental effect on net income or fully diluted earnings per share. The operating results of acquired institutions were included in their respective income tax returns prior to consummation of the acquisitions.

 Off-Balance Sheet Instruments

  Southern National utilizes financial forward and futures contracts, options written, interest rate caps and floors written and interest rate swaps to hedge interest rate risk associated with the asset/liability management, investment and trading account functions. These represent future commitments to purchase or sell financial instruments and, accordingly, the related notional values are not reflected in the Consolidated Statements of Condition.

  Amounts receivable or payable under derivative financial instruments used to manage interest rate risks arising from Southern National's financial assets and financial liabilities are recognized as income or expense unless the instrument qualifies for hedge accounting. Gains and losses on qualifying hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses on early terminations of derivatives are included in the carrying amount of the related loans or debt and amortized as yield adjustments over the remaining terms of the loans or debt.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

 Per Share Data

  Primary net income per common share has been computed by dividing income applicable to common shares by the weighted average number of shares of common stock and common stock equivalents of dilutive stock options outstanding during the years.

  Fully diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the years. Other potentially dilutive securities include the number of shares issuable upon conversion of the preferred stock. Restricted stock grants are considered as issued for purposes of calculating net income per share.

  Weighted average numbers of shares were as follows:

                                                1994        1993        1992
                                             ----------- ----------- -----------
     Primary................................ 102,348,773  99,179,656  92,765,901
     Fully diluted.......................... 107,399,466 105,064,145 100,433,295

 Intangible Assets

  The cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid on acquisitions of deposits and other identifiable intangible assets are included in other assets in the "Consolidated Balance Sheets." Such assets are being amortized on straight-line or accelerated bases over periods ranging from 5 to 15 years. At December 31, 1994, Southern National had $46.1 million recorded as goodwill and $17.7 million as other intangibles, net of amortization. Negative goodwill is created when the fair value of the net assets purchased exceed the purchase price. Such balances are included in other liabilities in the "Consolidated Balance Sheets" and are being amortized over periods ranging from 10 to 15 years. At December 31, 1994, Southern National had negative goodwill totaling $51.7 million, net of amortization.

  Amounts paid to acquire the right to service certain mortgage loans are capitalized. These rights are then amortized over the estimated lives of the loans to which they relate. The carrying amount, if greater than fair value (as measured by expected net cash flows on a discounted, disaggregated method) is adjusted by a charge to income.

 Changes in Accounting Principles

  Effective January 1, 1993, The First Savings Bank, FSB ("The First") adopted SFAS No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions." As a result of adopting SFAS No. 72, a cumulative charge totaling $28,019,000 was recognized in 1993. The charge is included under the caption "Cumulative effect of changes in accounting principles, net of income taxes" in the "Consolidated Statements of Income."

  SFAS No. 112, "Employers Accounting for Postemployment Benefits," which was adopted by Southern National as of January 1, 1994, establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. The statement requires employers to recognize the obligation to provide benefits if the obligation is attributable to employees' services already rendered, employees' rights to those benefits accumulate or vest, payment of the benefits is probable and the amount can be reasonably estimated. The implementation did not have a material impact on the consolidated financial position or consolidated results of operations.

  Effective January 1, 1995, Southern National adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." SFAS No. 114 requires that impaired loans be measured based on

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The implementation did not have a material impact on Southern National's consolidated financial position or consolidated results of operations.


 Cash and Cash Equivalents

  Cash and cash equivalents include cash and due from depository institutions, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less.

 Supplemental Disclosures of Cash Flow Information

  As referenced in the "Consolidated Statements of Cash Flows," Southern National acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:

                                                         1994     1993   1992
                                                        -------  ------ ------
                                                             (DOLLARS IN
                                                             THOUSANDS)
Fair value of net assets acquired...................... $ 6,203  60,099 35,161
Total purchase price...................................  15,016  43,359 37,915
                                                        -------  ------ ------
Excess of net assets acquired over purchase price
 (purchase price over net assets acquired)............. $(8,813) 16,740 (2,754)
                                                        =======  ====== ======

 Income and Expense Recognition

  Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts.

NOTE B. ACQUISITIONS AND MERGERS

 Completed Acquisitions

  On January 28, 1994, Southern National completed its acquisition of The First by the issuance of 8,052,860 shares of Southern National common stock, or 0.854815 share of Southern National common stock in exchange for each share of The First's common stock outstanding. Options to purchase shares of The First's common stock were converted into options to purchase Southern National common stock at the agreed-upon exchange rate of .855. The First, headquartered in Greenville, South Carolina, operated 57 offices throughout South Carolina and five out-of-state mortgage loan production offices in Georgia, North Carolina and Virginia.

  On January 31, 1994, Southern National completed its acquisition of Regency Bancshares Inc. ("Regency") by the issuance of 2,437,498 shares of Southern National common stock, or 1.8117 shares of Southern National common stock in exchange for each share of Regency's common stock outstanding. Options to purchase shares of Regency's common stock were converted into options to purchase Southern National common stock at the agreed-upon exchange rate of
1.81197. Regency was a multi-thrift holding company operating First Savings Bank, Inc., SSB in Hickory, North Carolina, and Davidson Savings Bank, Inc., SSB, in Lexington, North Carolina.

  On February 24, 1994, Southern National completed its acquisition of Home Federal Savings Bank ("Home") by the issuance of 824,601 shares of Southern National common stock, or 2.576878 shares of Southern National common stock in exchange for each share of Home's common stock outstanding. Options to

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES purchase shares of Home's common stock were converted into options to purchase Southern National common stock at the agreed-upon exchange rate of 2.57717. Home, headquartered in Statesville, North Carolina, operated three branches in North Carolina.

  On June 30, 1994, Southern National completed its acquisition of L.S.B. Bancshares, Inc., ("L.S.B. Bancshares") of Lexington, South Carolina by the issuance of 5,707,694 shares of Southern National common stock in exchange for L.S.B. Bancshares' common stock outstanding.

  The acquisitions discussed above were accounted for under the pooling-of-interests method of accounting. Accordingly, all financial information presented herein has been restated to include the results of the acquired institutions.

  During 1994, Southern National acquired an insurance agency by issuing 49,812 shares of common stock in a transaction also accounted for under the pooling-of-interests method of accounting. However, this transaction was not material, and, accordingly, prior period financial statements have not been restated.

  On June 1, 1994, Southern National completed its acquisition of McLean, Brady & McLean Agency, Inc. ("McLean") by the issuance of 38,823 shares of Southern National common stock. In conjunction with the acquisition of McLean, Southern National recorded $1.1 million of expiration rights which are being amortized over 10 years.

  On June 6, 1994, Southern National completed its acquisition of Leasing Associates, Inc. ("Leasing") by the issuance of 97,876 shares of Southern National common stock.

  On November 1, 1994, Southern National completed its acquisition of Prime Rate Premium Finance Corporation, Inc. and related interests, Agency Technologies, Inc. and IFCO, Inc. ("Prime Rate") by the issuance of 590,406 shares of Southern National common stock. In conjunction with the acquisition of Prime Rate, Southern National recorded $8.8 million of goodwill which is being amortized over 15 years.

  These acquisitions were accounted for under the purchase method of accounting, and, therefore, the financial information contained herein includes data relevant to the acquirees since the date of acquisition.

 Mergers

  On August 1, 1994, Southern National and BB&T Financial Corporation ("BB&T") jointly announced the signing of a definitive agreement to merge. The transaction was accounted for as a pooling-of-interests in which BB&T shareholders received 1.45 shares of the common stock of the resulting company for each share of BB&T stock held. The merger of the bank holding companies was completed on February 28, 1995. On January 10, 1995, BB&T acquired Commerce through the issuance of 5,210,476 shares of Southern National common stock for all of the outstanding stock of Commerce.

  Several adjustments were required to restate Southern National and BB&T. Among these were adjustments necessary to implement SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." SFAS No. 106 allowed employers to recognize the transition obligation associated with implementation immediately, subject to certain limitations, or on a delayed basis over the plan participants' future service periods. Southern National and BB&T elected to treat the transition obligation differently, and these adjustments conform BB&T's transition methodology to that elected by Southern National, the cumulative charge resulting from a change in accounting principle recorded for 1993 was increased by $7.0 million, net of related income taxes, while noninterest expenses were reduced by $559,000 for both 1994 and 1993.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  In conjunction with the merger, certain material, nonrecurring adjustments of approximately $88 million were recorded in February 1995. These adjustments included approximately $50 million for settlement of obligations under existing employment contracts, severance pay, early retirement and related employee benefits, approximately $12 million associated with branch closings and divestitures, approximately $6 million associated with consolidation of bank operations and systems and approximately $13 million of expenses related to effecting the merger.

  The following presentation reflects key line items on an historical basis for Southern National, BB&T and Commerce and on a pro forma combined basis assuming the mergers with BB&T and Commerce were effective as of and for the periods presented.

                                                 HISTORICAL BASIS    SOUTHERN
                           SOUTHERN NATIONAL    -------------------  NATIONAL
                         AS ORIGINALLY REPORTED    BB&T    COMMERCE  RESTATED
                         ---------------------- ---------- -------- -----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
1994
Net interest income.....       $  322,717          385,186   28,863     736,766
Net income..............          109,644          119,882    7,011     236,872
Earnings per share
  Primary...............             2.38             3.27     2.48        2.26
  Fully diluted.........             2.27             3.27     2.37        2.21
Assets..................        8,756,140       10,394,330  700,343  19,855,063
Deposits................        6,165,080        7,520,324  628,750  14,314,154
Shareholders' equity....          632,344          822,644   47,865   1,496,477
1993
Net interest income.....          310,463          356,789   26,264     693,516
Net (loss) income.......          (19,024)         105,012    6,551      85,828
Net (loss) earnings per
 share
  Primary...............            (0.57)            2.95     2.38        0.81
  Fully diluted.........               NM             2.91     2.28        0.81
Assets..................        8,274,470        9,867,398  689,630  18,858,370
Deposits................        6,394,871        7,565,940  634,141  14,594,952
Shareholders' equity....          564,864          796,984   43,589   1,398,726
1992
Net interest income.....          279,646          316,033   22,525     618,204
Net income..............           59,163           82,621    4,942     146,726
Earnings per share
  Primary...............             1.34             2.53     2.05        1.53
  Fully diluted.........             1.31             2.43     1.97        1.48
Assets..................        7,379,988        7,931,660  644,849  15,966,986
Deposits................        6,040,928        6,405,261  597,984  13,044,173
Shareholders' equity....          575,455          654,030   37,413   1,266,898

- --------
NM--not meaningful

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE C. SECURITIES

  The amortized costs and approximate fair values of securities were as follows:

                                    DECEMBER 31, 1994                      DECEMBER 31, 1993
                          -------------------------------------- --------------------------------------
                                     GROSS UNREALIZED  ESTIMATED            GROSS UNREALIZED  ESTIMATED
                          AMORTIZED  -----------------   FAIR    AMORTIZED  -----------------   FAIR
                             COST     GAINS   LOSSES     VALUE      COST     GAINS    LOSSES    VALUE
                          ---------- ------- --------- --------- ---------- -------- -------- ---------
                                                     (DOLLARS IN THOUSANDS)
Securities held to
 maturity:
 U.S. Treasury,
  government and agency
  obligations...........  $1,190,558     386    44,434 1,146,510 $2,433,380   28,280   3,564  2,458,096
 States and political
  subdivisions..........     165,520   2,591     2,156   165,955    203,422   10,968     619    213,771
 Mortgage-backed
  securities............     608,676     102    31,977   576,801    567,520    9,631     782    576,369
 Equity and other
  securities............         665       5        25       645    100,272    6,986     243    107,015
                          ---------- ------- --------- --------- ---------- -------- -------  ---------
 Total securities held
  to maturity...........   1,965,419   3,084    78,592 1,889,911  3,304,594   55,865   5,208  3,355,251
                          ---------- ------- --------- --------- ---------- -------- -------  ---------
Securities available for
 sale:
 U.S. Treasury,
  government and agency
  obligations...........   3,128,154     788   104,150 3,024,792  1,384,017   16,739   2,742  1,398,014
 States and political
  subdivisions..........      18,501       9     1,592    16,918        --       --      --         --
 Mortgage-backed
  securities............     324,007     617    14,310   310,314    535,299   14,324     603    549,020
 Equity and other
  securities............     108,799     --      1,125   107,674      1,572      --      --       1,572
                          ---------- ------- --------- --------- ---------- -------- -------  ---------
 Total securities
  available for sale....   3,579,461   1,414   121,177 3,459,698  1,920,888   31,063   3,345  1,948,606
                          ---------- ------- --------- --------- ---------- -------- -------  ---------
 Total securities.......  $5,544,880   4,498   199,769 5,349,609 $5,225,482   86,928   8,553  5,303,857
                          ========== ======= ========= ========= ========== ======== =======  =========

  Securities with a book value of approximately $2,720,893,000 and $2,040,413,000 at December 31, 1994 and 1993, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.

  At December 31, 1994 and 1993, there was no concentration of investments in obligations of states and political subdivisions that were secured by or payable from the same taxing authority or revenue source and that exceeded ten percent of shareholders' equity.

  Proceeds from sales of securities during 1994, 1993 and 1992 were $772,597,000, $533,944,000 and $886,884,000, respectively. Gross gains of
$3,601,000, $17,974,000 and $12,013,000 and gross losses of $527,000,
$1,133,000 and $2,675,000 were realized on those sales in 1994, 1993 and 1992, respectively.

  The amortized cost and estimated fair value of the securities portfolio at December 31, 1994, by contractual maturity, are shown in the accompanying table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     DECEMBER 31,
                                       ----------------------------------------
                                                         1994
                                       ----------------------------------------
                                         HELD TO MATURITY   AVAILABLE FOR SALE
                                       -------------------- -------------------
                                                  ESTIMATED           ESTIMATED
                                       AMORTIZED    FAIR    AMORTIZED   FAIR
          TOTAL DEBT SECURITIES           COST      VALUE     COST      VALUE
          ---------------------        ---------- --------- --------- ---------
                                                (DOLLARS IN THOUSANDS)
   Due in one year or less............ $  198,944   197,547 1,027,459 1,014,764
   Due after one year through five
    years.............................  1,081,513 1,039,705 1,980,442 1,900,476
   Due after five years through ten
    years.............................     75,793    75,343   133,880   121,936
   Due after ten years................        493       515     4,874     4,534
                                       ---------- --------- --------- ---------
                                        1,356,743 1,313,110 3,146,655 3,041,710
   Mortgage-backed securities.........    608,676   576,801   324,007   310,314
                                       ---------- --------- --------- ---------
     Total debt securities............ $1,965,419 1,889,911 3,470,662 3,352,024
                                       ========== ========= ========= =========

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE D. LOANS AND LEASES

  Loans and leases were composed of the following:

                                                               DECEMBER 31,
                                                          ----------------------
                                                             1994        1993
                                                          ----------- ----------
                                                          (DOLLARS IN THOUSANDS)
   Loans
     Commercial, financial and agricultural.............. $ 2,679,046  2,031,561
     Real estate--construction and land development......     701,181    702,108
     Real estate--mortgage...............................   7,787,792  7,114,136
     Consumer............................................   1,553,906  1,523,281
                                                          ----------- ----------
       Loans held for investment.........................  12,721,925 11,371,086
       Loans held for sale...............................     136,855    682,097
                                                          ----------- ----------
         Total loans.....................................  12,858,780 12,053,183
   Leases................................................     304,544    225,312
                                                          ----------- ----------
     Total loans and leases..............................  13,163,324 12,278,495
       Less: unearned income.............................      55,222     44,656
                                                          ----------- ----------
     Loans and leases, net of unearned income............ $13,108,102 12,233,839
                                                          =========== ==========

  The net investment in direct financing leases was $257,554,000 and $192,442,000 at December 31, 1994 and 1993, respectively.

  Southern National's only significant concentration of credit at December 31, 1994 occurred in real estate loans, which totaled $8.5 billion. However, this amount was not concentrated in any specific market or geographic area other than the Bank's primary market.

  The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1994. All amounts shown represent loans made by Southern National's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons:

                                                          (DOLLARS IN THOUSANDS)
                                                          ----------------------
   Balance, December 31, 1993............................        $130,685
   Additions.............................................         119,657
   Repayments............................................         132,015
                                                                 --------
   BALANCE, DECEMBER 31, 1994............................        $118,327
                                                                 ========

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE E. ALLOWANCE FOR LOSSES

  An analysis of the allowance for losses is presented in the following table:

                                                           DECEMBER 31,
                                                     --------------------------
                                                       1994     1993     1992
                                                     --------  -------  -------
                                                      (DOLLARS IN THOUSANDS)
   Balance, January 1............................... $169,345  137,400  116,221
   Provision for losses charged to expense..........   17,846   53,311   62,871
   Allowances of purchased companies................    1,119   13,310    3,675
                                                     --------  -------  -------
     Total..........................................  188,310  204,021  182,767
   Deduct:
     Loans charged-off..............................  (30,070) (45,618) (57,484)
     Less recoveries................................   13,494   10,942   10,301
                                                     --------  -------  -------
   Balance, December 31............................. $171,734  169,345  135,584
                                                     ========  =======  =======

  At December 31, 1994, 1993 and 1992, the amount of loans not currently accruing interest was $47.0 million, $61.7 million and $90.7 million, respectively and loans 90 days or more past due and still accruing interest of $24.2 million, $21.7 million and $18.9 million, respectively. The gross interest income that would have been earned during 1994 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $3.3 million. Interest earned and included in interest income during 1994 on such loans and leases amounted to approximately $1.6 million. Transfer of loans to other real estate owned, a noncash transaction, amounted to $20.4 million, $32.1 million and $65.2 million in 1994, 1993 and 1992, respectively. Foreclosed property was $12.2 million, $23.5 million and $65.4 million at December 31, 1994, 1993 and 1992, respectively.

NOTE F. PREMISES AND EQUIPMENT

  Following is a summary of premises and equipment:

                                                               DECEMBER 31,
                                                          -----------------------
                                                             1994        1993
                                                          ----------- -----------
                                                          (DOLLARS IN THOUSANDS)
   Land and land improvements............................ $    55,368     49,897
   Buildings and building improvements...................     230,464    212,009
   Furniture and equipment...............................     252,998    230,585
   Capitalized leases on premises and equipment..........       6,385      6,509
                                                          ----------- ----------
                                                              545,215    499,000
   Less--accumulated depreciation and amortization.......     212,146    196,722
                                                          ----------- ----------
     Net premises and equipment.......................... $   333,069    302,278
                                                          =========== ==========

  Depreciation expense, which is included in occupancy and equipment expense, was $35.5 million, $41.0 million and $26.1 million in 1994, 1993 and 1992, respectively.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  Southern National has noncancellable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $21.9 million, $23.8 million and $20.9 million for 1994, 1993 and 1992, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1994 are as follows:

                                                               LEASES
                                                       -------------------------
                                                       OPERATING    CAPITALIZED
                                                       -----------  ------------
                                                       (DOLLARS IN THOUSANDS)
   Year ended December 31:
     1995............................................. $    20,612         1,139
     1996.............................................      20,452           611
     1997.............................................      17,939           611
     1998.............................................      12,340           610
     1999.............................................      11,309           610
     2000 and later years.............................      87,293        12,391
                                                       -----------    ----------
   Total minimum lease payments....................... $   169,945        15,972
                                                       ===========
   Less--amount representing interest.................                     9,820
                                                                      ----------
   Present value of net minimum payments on
    capitalized leases (Note H).......................                     6,152
                                                                      ==========

NOTE G. SHORT-TERM BORROWED FUNDS

  The composition of short-term borrowed funds at December 31 is presented in the following table:

                                                             1994        1993
                                                          ----------- -----------
                                                          (DOLLARS IN THOUSANDS)
   Federal funds purchased............................... $ 1,381,610    879,859
   Securities sold under agreements to repurchase........   1,239,492    655,896
   Master notes..........................................     254,269    158,654
   Federal Reserve discount window borrowings............         --      65,000
   U.S. Treasury tax and loan deposit notes payable......      22,713     41,623
   Other short-term borrowings...........................       4,444      3,500
                                                          ----------- ----------
   Total short-term borrowings........................... $ 2,902,528  1,804,532
                                                          =========== ==========

  Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of Southern National (variable rate commercial paper).

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE H. LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                               DECEMBER 31,
                                                          -----------------------
                                                             1994        1993
                                                          ----------- -----------
                                                          (DOLLARS IN THOUSANDS)
9.28%, $20 million senior capital notes, dated 1986, due
 in annual installments of amounts ranging from
 $3,000,000 in 1995 to $4,000,000 in 1996...............  $     7,000     10,000
10%, convertible subordinated capital notes, dated 1990,
 due in 2002. The notes are convertible into Southern
 National's common stock on or before August 31, 2002,
 unless previously redeemed.............................        4,995      4,995
$5 million Industrial Revenue Bond, dated 1984, secured
 by premises with a net book value of $6,158,359 at
 December 31, 1994, due in quarterly installments of
 $83,340 through the second quarter 1999, and one final
 installment of $82,940 in 1999. Interest rate is
 variable--76.99% of prime--6.544% at December 31,
 1994...................................................        1,583      1,916
Floating rate subordinated notes, dated 1985, redeemed
 in May of 1994. The interest rate was adjusted
 quarterly to 25 basis points above the London interbank
 offered quotations, or 5.25% at December 31, 1993......          --      50,000
Unsecured subordinated capital notes, weighted average
 rate of 11.13% which were paid in full in 1994.........          --       8,156
Capitalized leases, varying maturities to 2028 with
 rates from 7.75% to 15.42%. This represents the
 unamortized balances due on leases of various
 facilities.............................................        6,152      6,406
Medium-term bank notes, varying maturities to 1996 with
 rates from 4.73% to 5.78%..............................      336,923    231,868
Advances from Federal Home Loan Bank, varying maturities
 to 2014 with rates from 1.00% to 8.95%.................      553,796    520,887
Other mortgage indebtedness.............................          306      3,013
                                                          ----------- ----------
                                                          $   910,755    837,241
                                                          =========== ==========

  The 10% convertible subordinated capital notes are redeemable in whole or in part, at Southern National's option subject to regulatory approval. Beginning September 1, 1995, Southern National can redeem the subordinated capital notes at 105% of the principal amount plus accrued and unpaid interest, and at reducing premiums thereafter.

  Excluding the capitalized leases set forth in Note F, future debt maturities total $904,603,000 and are $273,654,000, $499,145,000, $35,688,000,
$37,519,000 and $15,469,000 for the next five years. The maturities for 2000 and later years are $43,128,000.

NOTE I. SHAREHOLDERS' EQUITY

  The authorized capital stock of Southern National consists of 300,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1994, 102,215,032 shares of common stock and 770,000 shares of preferred stock were issued and outstanding. The preferred stock is convertible at any time into 5.9068 shares of common stock and pays dividends at a rate of 6.75%. Although not subject to any mandatory redemption or sinking fund requirement, the preferred stock is redeemable at the option of Southern National after March 1, 1996.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

 Stock Option Plans

  The Non-Employee Directors' Stock Option Plan ("Directors' Plan") is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of Southern National and creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee and meeting fees for each calendar year and apply that percentage toward the grant of options to purchase Southern National common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of Southern National common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 400,000 shares of Southern National common stock. At December 31, 1994, options to purchase 152,734 shares of common stock at prices ranging from $12.7155 to $15.6344 were outstanding pursuant to the Directors' Plan. Compensation expense recognized under the Directors' Plan was $265,000, $257,000 and $236,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

  The incentive stock option plan ("ISOP") and the non-qualified stock option plan ("NQSOP") were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of Southern National. The plans, which expire on December 19, 2000, further provide for up to 1,101,000 shares of common stock to be reserved for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1994, options to purchase 512,358 shares of common stock at prices ranging from $9.50 to $16.75 were outstanding pursuant to the NQSOP. At December 31, 1994, options to purchase 258,847 shares of common stock at an exercise price of $19.77 were outstanding pursuant to the ISOP.

  In April 1994, the shareholders approved an Omnibus Stock Incentive Plan ("Omnibus Plan") which covers the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. The Omnibus Plan is intended to allow Southern National to recruit and retain employees with ability and initiative. The maximum number of shares that can be issued is 4,000,000. In December 1994, 189,731 incentive stock options and 26,087 non-qualified stock options were issued at an exercise price of $18.375. The incentive stock options vest over four years and the non-qualified stock options vest over three years. Both types of options have a ten year term.

  The terms of these option plans provided for the immediate vesting of all outstanding shares upon a change of control, as defined. The merger with BB&T qualified as a change in control; accordingly, at February 28, 1995, options outstanding at December 31, 1994, of 511,157 became exercisable. The shares relating to the Omnibus Plan issued in 1994 did not vest in conjunction with the merger.

  BB&T had an incentive stock option plan and a special purpose option and restricted stock plan. Under these plans, the option price is the fair market value of the stock at the date of grant. At merger date, each BB&T option was converted into an option to purchase 1.45 shares of Southern National common stock. The terms of these option plans provided for the immediate vesting of all outstanding shares upon a change of control, as defined. The merger with Southern National qualified as a change in control; accordingly, all outstanding options granted prior to August 1, 1994, totaling 1,331,505, became exercisable.

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  The following table presents historical share information for Southern National, BB&T and Commerce on a combined basis:

                                                          SHARE ACTIVITY
                                                   -----------------------------
                                                     1994      1993      1992
   OPTION ACTIVITY                                 --------- --------- ---------
   Outstanding January 1.......................... 4,532,967 4,522,122 3,837,553
   Granted ($.01 to $23.88)....................... 1,109,234 1,061,106   971,817
   Options of acquired companies..................       --     76,776       --
   Exercised ($.01 to $18.54).....................   598,777 1,105,517   297,484
   Expired or forfeited ($2.67 to $23.37).........    53,845    21,521   155,516
                                                   --------- --------- ---------
   Outstanding December 31 ($2.67 to $23.88)...... 4,989,579 4,532,966 4,356,370
                                                   ========= ========= =========
   Options exercisable at December 31, 1994
    ($2.67 to $23.88 per share)................... 2,477,674
                                                   =========

NOTE J. INCOME TAXES

  The total provision for income taxes was allocated as follows:

                                                          1994    1993    1992
                                                        -------- ------  ------
                                                        (DOLLARS IN THOUSANDS)
   Income from operations.............................. $124,759 77,188  84,322
   Cumulative effect of changes in accounting
    principles.........................................      --  (2,897)    --
                                                        -------- ------  ------
     Total provision for income taxes.................. $124,759 74,291  84,322
                                                        ======== ======  ======

  The reasons for the difference between the provision for income taxes attributable to operations and the amount computed by applying the statutory federal income tax rate to income before income taxes were as follows:

  The provision for income taxes attributable to operations was composed of the following:

                                                        1994     1993     1992
                                                      --------  -------  ------
                                                      (DOLLARS IN THOUSANDS)
   Currently payable:
     Federal........................................  $133,522   88,449  77,978
     State..........................................     9,581    6,970   5,613
                                                      --------  -------  ------
                                                       143,103   95,419  83,591
   Deferred (benefit) expense.......................   (18,344) (18,231)    731
                                                      --------  -------  ------
   Provision for income taxes.......................  $124,759   77,188  84,322
                                                      ========  =======  ======
                                                        1994     1993     1992
                                                      --------  -------  ------
                                                      (DOLLARS IN THOUSANDS)
   Federal income taxes at statutory rates of 35%
    for 1994 and 1993 and 34% for 1992..............  $126,571   69,048  78,556
   Tax-exempt income from securities, loans and
    leases less related non-deductible interest
    expense.........................................    (6,597)  (7,050) (7,726)
   State income taxes, net of federal tax benefit...     3,539    2,584   2,549
   Changes in tax accounting method for bad debts of
    savings institutions converting to a commercial
    bank............................................       --     9,389   5,190
   Other, net.......................................     1,246    3,217   5,753
                                                      --------  -------  ------
   Provision for income taxes.......................  $124,759   77,188  84,322
                                                      ========  =======  ======
   Effective income tax rate........................      34.5%    39.1    36.5
                                                      ========  =======  ======

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "Consolidated Balance Sheets" at December 31, 1994, as adjusted for the adoption of SFAS No. 109 were:

                                                               DECEMBER 31,
                                                             -----------------
                                                               1994     1993
                                                             --------  -------
   Deferred tax assets:
     Allowance for losses................................... $ 66,103   47,212
     Postretirement benefits other than pensions............   15,441   14,074
     Unrealized losses on securities available for sale.....   47,180      --
     Tax deferred loss on sale of loans.....................    8,552      506
     Difference in basis of assets (other than
      depreciation).........................................    6,366   11,621
     Other..................................................   21,017   17,371
                                                             --------  -------
   Total tax deferred assets................................  164,659   90,784
                                                             --------  -------
   Deferred tax liabilities:
     Tax accounting method changes..........................   (8,113) (10,811)
     Depreciation...........................................  (12,002)  (3,727)
     Lease financing........................................  (12,270)  (9,833)
     Dividends on FHLB stock................................   (4,681)  (4,574)
     Prepaid pension plan contribution......................   (3,885)  (3,128)
     Other..................................................   (6,302)  (7,189)
                                                             --------  -------
   Total tax deferred liabilities...........................  (47,253) (39,262)
                                                             --------  -------
   Net deferred tax asset................................... $117,406   51,522
                                                             ========  =======

  The deferred tax assets have been determined to be realizable, and, accordingly, a valuation allowance was not required. At December 31, 1994, there were no operating losses, income tax credits or alternative minimum tax credit carryforwards.

  Retained earnings at December 31, 1994 included $7,411,000 of tax bad debt reserves accumulated prior to October 1, 1988, which were applicable to SNB Savings Bank, Inc., SSB ("SSB") for which no provision for income taxes had been made. Deferred income taxes have been provided on the tax bad debt reserves of the acquired entities and SSB's tax bad debt reserves accumulated after September 30, 1988.

NOTE K. BENEFIT PLANS

  The combination of actuarial information for the benefit plans of Southern National and the acquired entities is not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans will be superseded by the benefits offered in the on-going Southern National plans and the assumptions used in the Southern National calculations. Accordingly, the actuarial information presented below includes separate disclosures for Southern National and BB&T prior to merger. The following table discloses expenses relating to employee benefit plans on a restated basis.

                                                        1994*    1993*   1992*
                                                       -------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Defined benefit plans.............................. $ 10,705   8,379   6,623
   Employee stock ownership plans (ESOP)..............    5,178   3,843   3,133
   Defined contribution plans.........................    4,246   3,350   2,779
                                                       -------- ------- -------
     Total expense related to benefit plans........... $ 20,129  15,572  12,535
                                                       ======== ======= =======

- --------
* Amounts restated for acquisitions accounted for as poolings-of-interests.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

 Retirement Plans

  Southern National has a non-contributory defined benefit pension plan ("Basic Plan") covering substantially all employees. The benefits are based on years of service and the employee's compensation during the five consecutive years of employment that will produce the highest average pay. Southern National's contributions to the plan are in amounts between the minimum required for funding standard account purposes and the maximum deductible for Internal Revenue Service purposes. Contributions to the plan of $5,173,000, $3,089,000 and $4,229,000 were made in 1994, 1993 and 1992, respectively.

  Supplemental retirement benefits are provided to certain key officers under Southern National's Supplemental Executive Retirement Plan ("SERP"), effective January 1, 1989. This plan is not qualified under the Internal Revenue Code. Although technically an unfunded plan, insurance policies on the lives of the covered employees are intended to be adequate to fund future benefits.

  BB&T sponsors a noncontributory defined benefit pension plan covering substantially all employees. The benefits are based on years of service, age at retirement and the employee's compensation during the last five years of employment. Contributions to the plan are based upon the Frozen Initial Liability actuarial funding method and comply with the funding requirements of the Employee Retirement Income Security Act.

  Net periodic pension cost, which is included in personnel expense, consisted of the following components in 1994, 1993 and 1992.

                                   SOUTHERN NATIONAL
                          ---------------------------------------
                               BASIC PLAN               SERP              BB&T
                          -----------------------  -------------- -----------------------
                           1994     1993    1992   1994 1993 1992  1994     1993    1992
                          -------  ------  ------  ---- ---- ---- -------  ------  ------
                                            (DOLLARS IN THOUSANDS)
Service cost............  $ 3,872   2,708   2,183  $248 275  112  $ 5,311   3,749   3,471
Interest cost...........    4,539   3,577   3,173   178 129   64    4,787   4,282   3,789
Actual return on assets.     (968) (3,512) (2,634)  --  --   --     1,679  (4,435) (4,219)
Net amortization and
 deferral...............   (4,573)   (525)   (895)   78  62   27   (6,204)   (587)   (347)
Early retirement........      --      --      557   --  --   --       --      --      --
                          -------  ------  ------  ---- ---  ---  -------  ------  ------
  Net periodic pension
   cost.................  $ 2,870   2,248   2,384  $504 466  203  $ 5,573   3,009   2,694
                          =======  ======  ======  ==== ===  ===  =======  ======  ======

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  The following table sets forth the plans' funded status at December 31, 1994 and 1993.

                                 SOUTHERN NATIONAL
                          ----------------------------------
                             BASIC PLAN           SERP              BB&T
                          -----------------  ---------------  ------------------
                            1994     1993     1994     1993     1994      1993
                          --------  -------  -------  ------  --------  --------
                                       (DOLLARS IN THOUSANDS)
Accumulated benefit
 obligation
 Vested benefits........  $(48,599) (37,119) $   --      --   $(39,776)  (39,320)
 Nonvested benefits.....    (1,000)    (719)     --      --     (2,097)   (2,128)
                          --------  -------  -------  ------  --------  --------
                          $(49,599) (37,838)     --      --   $(41,873)  (41,448)
                          ========  =======  =======  ======  ========  ========
Projected benefit
 obligation at December
 31.....................  $(57,916) (49,472) $(2,721) (2,009) $(70,938) (69,141)
Plan assets at fair
 value..................    59,186   50,438      --      --     56,643    55,499
                          --------  -------  -------  ------  --------  --------
Plan assets in excess of
 (less than) projected
 benefit obligation.....     1,270      966   (2,721) (2,009)  (14,295)  (13,642)
Unrecognized transition
 amount.................      (666)    (154)     245     271    (6,151)   (6,869)
Unrecognized prior
 service cost...........    (1,637)   1,217      --      --      3,458     3,727
Unrecognized net loss...    10,096    2,866      933     691    12,781    13,098
                          --------  -------  -------  ------  --------  --------
Prepaid (accrued)
 pension cost included
 in
 other assets (other
 liabilities)...........  $  9,063    4,895  $(1,543) (1,047) $(4,207)    (3,686)
                          ========  =======  =======  ======  ========  ========

  Actuarial assumptions used in calculating these amounts were:

                                                       SNC             BB&T
                                                  --------------- ---------------
                                                  1994  1993 1992 1994  1993 1992
                                                  ----  ---- ---- ----  ---- ----
Rate of increase in future compensation.......... 4.8%  6.0  6.0  6.0%  5.5  6.0
Weighted average discount rate................... 7.8   8.0  8.0  7.8   7.0  8.0
Weighted average expected long-term rate of
 return on assets................................ 9.0   9.0  9.0  8.0   9.0  9.0

  Plan assets consist primarily of obligations of the U.S. Treasury and Federal agencies and corporations for SNC and listed stocks and U.S. government securities for BB&T. Plan assets of BB&T included 135,271 and 131,411 shares of BB&T's common stock at December 31, 1994, and 1993, respectively (196,143 and 190,546 of Southern National stock based on the exchange ratio of 1.45 for the merger with Southern National).

 Postretirement Benefits

  Effective December 31, 1992, Southern National adopted a revised retiree medical program ("Plan") in preparation for the implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." The Plan covers employees retiring after January 1, 1993 who are eligible for participation in the Basic Plan and have at least ten years of service. The Plan requires retiree contributions, with a subsidy by Southern National based upon years of service of the employee at the time of retirement. The subsidy is adjusted each year for movement of the Consumer Price Index. There is no employer subsidy for dependent benefits. Employees who retired prior to January 1, 1993 are grandfathered and may choose from three comprehensive medical options with varying deductibles.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  Prior to 1993, BB&T provided health care benefits to retirees and expensed those costs as incurred. Retiree health care costs totaling approximately $430,000 were paid and expensed during 1992. Effective January 1, 1993, BB&T revised the retiree health care plan to provide a flexible benefit amount which retirees can use to purchase health care and life insurance benefits.

  Southern National adopted SFAS No. 106 as of January 1, 1993. As a result of adopting SFAS No. 106, Southern National recognized a cumulative charge for this change in accounting principle of $12,612,000 (net of $7,595,000 of deferred income tax benefits). The charge is included under the caption "Cumulative effect of changes in accounting principles, net of income taxes" in the "Consolidated Statements of Income." The effect of this change, net of income taxes and excluding the cumulative charge, for the year ended December 31, 1993 was to decrease net income by $1,304,000.

  The following table sets forth the components of the retiree benefit plan and the amount recognized in the consolidated financial statements at December 31, 1994 and 1993.

                                                 SNC               BB&T
                                           ----------------  -----------------
                                             1994     1993     1994     1993
                                           --------- ------  --------  -------
Net periodic postretirement benefit cost
Service cost.............................. $     501    300  $    489      191
Interest cost.............................       731    539     1,110      915
Amortization of net loss..................       --     --        104      --
                                           --------- ------  --------  -------
  Total expense........................... $   1,232    839  $  1,703    1,106
                                           ========= ======  ========  =======
Reconciliation of funded status
  Accumulated postretirement benefit
   obligation............................. $(11,727) (7,469) $(15,863) (16,213)
  Unrecognized net (gain) loss............     (904)    --      2,260    3,797
                                           --------- ------  --------  -------
  Accrued post retirement benefit costs
   included in other liabilities.......... $(12,631) (7,469) $(13,603) (12,416)
                                           ========= ======  ========  =======

  Actuarial assumptions used in calculating these amounts were:

                                                             SNC       BB&T
                                                          ---------- ----------
                                                          1994  1993 1994  1993
                                                          ----  ---- ----  ----
Annual rate of increase in the per capita cost of health
 care claims
  Current year..........................................  10.0% 15.7 12.0% 13.0
  Final constant amount.................................   5.0   6.5  5.0   5.0
  Annual decrease.......................................   1.0   2.3  1.0   1.0
General inflation rate..................................   4.0   5.5  4.0   4.0
Weighted average discount rate..........................   7.8   8.5  7.8   7.0
Impact of 1% increase in assumed health care cost on:
 Net periodic benefit cost..............................   1.0   N/A  0.0   N/A
 Expected postretirement benefit obligation.............   1.1   N/A  3.0   N/A

 Employee Stock Ownership Plan

  Southern National's Employee Stock Ownership Plan allows all employees to acquire common stock in Southern National by contributing up to 15% of their salaries to the plan. Southern National matches 100% of each employee's contributions, up to a maximum of 6% of the employee's salary.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

 Savings and Thrift Plan

  BB&T's Savings and Thrift Plan permits eligible employees to make contributions up to 16% of base compensation, with the Bank's matching contributions up to four percent of the employee's base compensation.

 Settlement Agreements

  In connection with the merger of Southern National and BB&T, two executive officers of Southern National have agreed to retire during 1995. The merged company has entered into settlement agreements with both executive officers to settle existing employment contracts. One of the settlement agreements provides for annual payments of $1,655,000 less the company-provided portion of certain benefits payable under existing benefit plans. The payments will continue for the life of the officer and his current wife but in no event for a period of less than fifteen years. The executive officer has agreed not to compete in a defined geographic area for fifteen years and to serve as a consultant to the merged company for five years. The settlement agreement with the other executive officer provides for annual payments of $312,000 for ten years or until death. The present value of future payments to be made pursuant to these agreements was recorded in 1995.

 Other

  There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

NOTE L. COMMITMENTS AND CONTINGENCIES

  Southern National is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

  Southern National's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. Southern National uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                               CONTRACT OR
                                                            NOTIONAL AMOUNT AT
                                                               DECEMBER 31,
                                                           --------------------
                                                              1994      1993
                                                           ---------- ---------
                                                               (DOLLARS IN
                                                                THOUSANDS)
   Financial instruments whose contract amounts
    represents credit risk:
     Commitments to extend, originate or purchase credit.  $3,733,152 2,818,456
     Standby letters of credit and financial guarantees
      written............................................     143,660   292,833
     Commercial and similar letters of credit............      17,089    10,891
     Securities lent.....................................      51,137     8,335
   Financial instruments whose notional or contract
    amounts exceed the amount of credit risk:
     Commitments to sell mortgage loans and mortgage-
      backed securities..................................      40,392   552,381

  Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Southern National evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained if deemed necessary by Southern National upon extension of credit is based on management's evaluation of the creditworthiness of the counterparty.

  Standby letters of credit and financial guarantees written are conditional commitments issued by Southern National to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

  Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which Southern National agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

NOTE M. REGULATORY REQUIREMENTS AND OTHER RESTRICTIONS

  The Banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances based on certain percentages of deposit types. At December 31, 1994, these reserves amounted to $231 million.

  Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $542 million at December 31, 1994. The subsidiary banks are prohibited from paying dividends from their capital stock and paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels.

  The terms of the capital note agreement (Note H) provide for various restrictions on Southern National, including restrictions on the payment of dividends and incurrence of additional debt. Under these covenants, as of December 31, 1994, approximately $260.5 million was available for payment of cash dividends by Southern National out of its retained earnings.

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE N. PARENT COMPANY FINANCIAL STATEMENTS

                            CONDENSED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                               1994      1993
                                                            ---------- ---------
ASSETS
Cash......................................................  $  164,013   137,916
Investment securities.....................................      78,010   108,041
Receivables from subsidiaries.............................      62,146    38,232
Investment in bank subsidiaries, at underlying book value.   1,450,626 1,315,965
Investment in other subsidiaries, at underlying book
 value....................................................       4,373    65,906
Premises..................................................       6,158     6,330
Other assets..............................................       8,025     9,466
                                                            ---------- ---------
    Total assets..........................................  $1,773,351 1,681,856
                                                            ========== =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings.....................................  $  254,269   158,655
Advance from bank subsidiary..............................         --     58,250
Dividends payable.........................................      10,201       --
Accounts payable and accrued liabilities..................       3,821     4,309
Capital notes and mortgages...............................       8,583    61,916
                                                            ---------- ---------
    Total liabilities.....................................     276,874   283,130
                                                            ---------- ---------
    Total shareholders' equity............................   1,496,477 1,398,726
                                                            ---------- ---------
    Total liabilities and shareholders' equity............  $1,773,351 1,681,856
                                                            ========== =========

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                          CONDENSED INCOME STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)

                                                      1994     1993     1992
                                                    --------  -------  -------
INCOME
  Dividends from subsidiaries...................... $138,201  101,216   44,487
  Interest and other income from subsidiaries......   13,291   10,864   18,620
  Interest on investment securities................    1,560    2,295    1,123
  Rental income....................................    1,292    1,292    1,292
  Other income.....................................    2,303      938     (313)
                                                    --------  -------  -------
    Total income...................................  156,647  116,605   65,209
                                                    --------  -------  -------
EXPENSES
  Interest expense.................................   12,393    9,315   12,577
  Occupancy expense................................      172      450      182
  Other expenses...................................    6,927    6,078    4,584
                                                    --------  -------  -------
    Total expenses.................................   19,492   15,843   17,343
                                                    --------  -------  -------
Income before income tax provision (credit) and
 equity in undistributed earnings of subsidiaries..  137,155  100,762   47,866
Income tax provision...............................     (433)     (22)     826
                                                    --------  -------  -------
Income before equity in undistributed earnings of
 subsidiaries......................................  137,588  100,784   47,040
Equity in undistributed earnings (losses) of
 subsidiaries......................................   99,284  (14,956)  99,686
                                                    --------  -------  -------
NET INCOME......................................... $236,872   85,828  146,726
                                                    ========  =======  =======

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)

                                                     1994      1993     1992
                                                   --------  --------  -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................... $236,872    85,828  146,726
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Equity in undistributed (earnings) losses of
     subsidiaries.................................  (99,284)   14,956  (99,686)
    Depreciation of premises and equipment........      172     1,041      361
    Amortization of unearned compensation.........    1,711       730      --
    Reconciliation of fiscal year of merged
     companies to calendar year...................      --        (51)   2,257
    (Increase) decrease in receivables from
     subsidiaries.................................  (23,914)   (7,384)   2,225
    Decrease (increase) in other assets...........    1,446   (62,423)    (199)
    (Decrease) increase in accounts payable and
     accrued liabilities..........................     (872)     (581)   1,130
                                                   --------  --------  -------
      Net cash provided by operating activities...  116,131    32,116   52,814
                                                   --------  --------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of available for sale
   securities.....................................   10,128       --       --
  Maturities of available for sale securities.....   65,002       180      --
  Purchases of available for sale securities......  (63,177)      --       --
  Proceeds from maturities of held to maturity
   securities.....................................      --      5,000   35,223
  Purchases of held to maturity securities........      --    (66,915) (78,539)
  Repayment of note from bank subsidiary..........   30,000       --       --
  Sale of savings bank subsidiary to bank
   subsidiary.....................................   58,883       --       --
  Investment in subsidiaries......................  (67,492)     (116) (32,500)
  Cash payment for stock acquired through purchase
   conversions....................................      --    (28,818)  (9,690)
  Cash payment for purchased companies............      --    (58,250)     --
  Other...........................................  (32,328)   (3,379) (13,671)
                                                   --------  --------  -------
      Net cash provided by (used in) investing
       activities.................................    1,016  (152,298) (99,177)
                                                   --------  --------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in long-term debt......................  (53,333)   (3,334)  (2,333)
  Repayment of advance from bank subsidiary.......  (58,250)      --       --
  Net proceeds from common stock issued...........   23,630   113,160   40,008
  Common stock acquired and retired...............  (23,562)  (30,275)  (8,612)
  Advances from bank subsidiary...................      --     58,250      --
  Net proceeds from preferred stock issued........      --        --    74,142
  Net increase in short-term borrowings...........   95,614    48,050  (18,962)
  Cash dividends paid on common and preferred
   stock..........................................  (76,805)  (61,056) (45,679)
  Other...........................................    1,656     1,551    1,441
                                                   --------  --------  -------
      Net cash (used in) provided by financing
       activities.................................  (91,050)  126,346   40,005
                                                   --------  --------  -------
Net Increase (Decrease) in Cash...................   26,097     6,164   (6,358)
Cash at Beginning of Year.........................  137,916   131,752  138,110
                                                   --------  --------  -------
CASH AT END OF YEAR............................... $164,013   137,916  131,752
                                                   ========  ========  =======

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE O. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires Southern National to disclose the estimated fair value of its on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver to or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

  Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. Because no readily available market exists for a significant portion of Southern National's financial instruments, fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates cannot always be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

  The following methods and assumptions were used by Southern National in estimating the fair value of its financial instruments at December 31, 1994 and 1993.

  Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

  Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

  Loans receivable: The fair values for certain mortgage loans and credit card loans are based on quoted prices of similar loans, adjusted for differences in loan characteristics. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

  Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

  Short-term borrowed funds: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowings approximate their fair values.

  Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for similar instruments or by using discounted cash flow analyses, based on Southern National's current incremental borrowing rates for similar types of instruments.

  Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that the Corporation would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  Commitments to extend credit, standby letters of credit and financial guarantees written: The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

  Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

  The estimated fair values of Southern National's financial instruments are as follows:

                                       1994                     1993
                              -----------------------  -----------------------
                               CARRYING       FAIR      CARRYING       FAIR
                                AMOUNT       VALUE       AMOUNT       VALUE
                              -----------  ----------  -----------  ----------
Financial assets:
  Cash and cash equivalents.. $   671,777     671,777  $   859,632     859,632
  Securities available for
   sale......................   3,459,698   3,459,698    1,920,888   1,948,606
  Securities held to
   maturity..................   1,965,419   1,889,911    3,304,594   3,355,251
  Loans and leases
    Loans....................  12,850,548  12,589,297   12,041,397  12,116,440
    Leases...................     257,554         N/A      192,442         N/A
    Allowance for losses.....    (171,734)        N/A     (169,345)        N/A
                              -----------  ----------  -----------  ----------
    Net loans and leases..... $12,936,368              $12,064,494
                              ===========  ==========  ===========  ==========
Financial liabilities:
  Deposits................... $14,314,154  14,320,080  $14,594,952  14,653,847
  Short-term borrowed funds..   2,902,528   2,902,528    1,804,532   1,804,532
  Long-term debt.............     904,603     904,780      830,835     847,564
  Capitalized leases.........       6,152         N/A        6,406         N/A
                               NOTIONAL/                NOTIONAL/
                               CONTRACT       FAIR      CONTRACT       FAIR
                                AMOUNT       VALUE       AMOUNT       VALUE
                              -----------  ----------  -----------  ----------
Unrecognized financial
 instruments:
  Interest rate swaps, caps
   and floors................ $ 2,411,325     (70,698) $ 2,373,094      15,463
  Commitments to extend,
   originate or purchase
   credit....................   3,733,152      65,016    2,818,456      59,593
  Standby and commercial
   letters of credit and
   financial guarantees
   written...................     160,749       6,357      303,724       6,487
  Commitments to sell loans
   and securities............      40,392          29      552,381        (287)

- --------
N/ANot applicable.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

NOTE P. DERIVATIVES AND OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

  Interest rate volatility often increases to the point that balance sheet repositioning through the use of account repricing and other on-balance sheet strategies cannot occur rapidly enough to avoid adverse net income effects. At those times, off-balance sheet or synthetic hedges are utilized. During 1994, management used interest rate swaps, caps and floors to supplement balance sheet repositioning. Such actions were designed to lower the interest sensitivity of the Corporation toward a neutral position.

  Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to transform the repricing characteristics of an asset or liability from a fixed to a floating rate, a floating rate to a fixed rate, or one floating rate to another floating rate. The underlying principal positions are not affected. Swap terms generally range from one year to ten years depending on the need. At December 31, 1994, derivatives with a total notional value of $2.4 billion, with terms ranging up to seven years, were outstanding.

  The following tables set forth certain information concerning Southern National's interest rate swaps at December 31, 1994:

                     INTEREST RATE SWAPS, CAPS AND FLOORS

                               DECEMBER 31, 1994
                            (DOLLARS IN THOUSANDS)

                                 NOTIONAL      RECEIVE      PAY        FAIR
TYPE                              AMOUNT        RATE        RATE       VALUE
- ----                            -----------  ----------- ----------  ---------
 Receive fixed swaps........... $1,200,000         5.52%      6.55%  $ (50,087)
 Pay fixed swaps...............    111,325         7.25       5.72       1,529
 Caps and Floors...............  1,100,000          --         --      (22,140)
                                ----------    ---------  ---------   ---------
 Total......................... $2,411,325         5.67%      6.48%  $ (70,698)
                                ==========    =========  =========   =========
                                  RECEIVE     PAY FIXED     CAPS
YEAR-TO-DATE ACTIVITY           FIXED SWAPS     SWAPS    AND FLOORS    TOTAL
- ---------------------           -----------  ----------- ----------  ---------
 Balance, December 31, 1993.... $1,010,000      113,094  1,250,000   2,373,094
 Additions.....................    650,000        9,000    250,000     909,000
 Maturities/amortizations......   (360,000)     (10,769)  (100,000)   (470,769)
 Terminations..................   (100,000)         --    (300,000)   (400,000)
                                ----------    ---------  ---------   ---------
 Balance, December 31, 1994.... $1,200,000      111,325  1,100,000   2,411,325
                                ==========    =========  =========   =========
                                 ONE YEAR    ONE TO FIVE FIVE TO 10
MATURITY SCHEDULE                 OR LESS       YEARS      YEARS       TOTAL
- -----------------               -----------  ----------- ----------  ---------
 Receive fixed swaps........... $  100,000    1,100,000        --    1,200,000
 Pay fixed swaps...............      2,263       86,772     22,290     111,325
 Caps and Floors...............        --     1,050,000     50,000   1,100,000
                                ----------    ---------  ---------   ---------
 Total......................... $  102,263    2,236,772     72,290   2,411,325
                                ==========    =========  =========   =========

  As of December 31, 1994, unearned income from new swap transactions and unamortized expenses from terminated swap transactions were $1.6 million and $676,000, respectively. The unamortized deferred premiums will be recognized over the next three years and the realized deferred losses will be recognized in the next year. For the year ended December 31, 1994, the combination of active and terminated transactions resulted in income of $872,000.

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

  In addition to interest rate swaps, Southern National utilizes written covered over-the-counter call options on specific securities in the available for sale portfolio in order to enhance returns. During 1994, options were written on securities totaling $531 million, and premiums included in other income totaled $1.6 million.There were no unexercised options outstanding at December 31, 1994.

  Southern National also utilizes over-the-counter put and call options in its mortgage banking activities to hedge the mortgage pipeline. During 1994, options on $157 million of securities were purchased and $27 million remained outstanding at December 31, 1994.

  The $2.4 billion of derivatives includes $650 million of indexed amortizing swaps which are primarily used to hedge variable rate commercial loans and $1.8 billion of other derivatives products which are used to hedge fixed-rate commercial loans and leases, investments and liabilities.

  Although off-balance sheet derivative financial instruments do not expose Southern National to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized based on the quality of the counterparties and the consistent monitoring of these agreements. The counterparties to these transactions were large commercial banks and investment banks. Annually, the counterparties are reviewed for creditworthiness by Southern National's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities.

  Other risks associated with interest-sensitive derivatives include the impact on fixed positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by Southern National.

                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES

                                   TABLE S-1

                    COMPOSITION OF LOAN AND LEASE PORTFOLIO*

                                              DECEMBER 31,
                          -----------------------------------------------------
                             1994        1993       1992      1991      1990
                          ----------- ---------- ---------- --------- ---------
                                         (DOLLARS IN THOUSANDS)
Loans--
  Commercial, financial
   and agricultural...... $ 2,679,046  2,031,561  1,868,658 1,783,219 1,779,824
  Real estate--
   construction and land
   development...........     701,181    702,108    592,267   643,890   746,525
  Real estate--mortgage..   7,787,792  7,114,136  5,947,434 5,403,192 4,595,385
  Consumer...............   1,553,906  1,523,281  1,473,526 1,477,479 1,430,250
                          ----------- ---------- ---------- --------- ---------
    Loans held for
     investment..........  12,721,925 11,371,086  9,881,885 9,307,780 8,551,984
    Loans held for sale..     136,855    682,097    426,281   262,842    98,857
                          ----------- ---------- ---------- --------- ---------
      Total loans........  12,858,780 12,053,183 10,308,166 9,570,622 8,650,841
Leases...................     304,544    225,312    170,358   122,394   115,473
                          ----------- ---------- ---------- --------- ---------
      Total loans and
       leases............ $13,163,324 12,278,495 10,478,524 9,693,016 8,766,314
                          =========== ========== ========== ========= =========

- --------
*  Balances include unearned income.

                                   TABLE S-2

              SELECTED LOAN MATURITIES AND INTEREST SENSITIVITY*

                                                     DECEMBER 31, 1994
                                            -----------------------------------
                                            COMMERCIAL,
                                             FINANCIAL
                                                AND      REAL ESTATE:
                                            AGRICULTURAL CONSTRUCTION   TOTAL
                                            ------------ ------------ ---------
                                                  (DOLLARS IN THOUSANDS)
Fixed rate:
  1 year or less (2).......................  $  299,161     24,839      324,000
  1-5 years................................     405,555     45,931      451,486
  After 5 years............................     174,001     17,399      191,400
                                             ----------    -------    ---------
    Total..................................     878,717     88,169      966,886
                                             ----------    -------    ---------
Variable rate:
  1 year or less (2).......................   1,215,274    558,747    1,774,021
  1-5 years................................     504,343     46,728      551,071
  After 5 years............................      80,712      7,537       88,249
                                             ----------    -------    ---------
    Total..................................   1,800,329    613,012    2,413,341
                                             ----------    -------    ---------
      Total loans and leases (1)...........  $2,679,046    701,181    3,380,227
                                             ==========    =======    =========

- --------
*  Balances include unearned income.
(1) The table excludes:

     (i) consumer loans to individuals for household, family and other personal expenditures............................... $1,553,906
     (ii)real estate mortgage loans................................  7,787,792
     (iii)loans held for sale......................................    136,855
     (iv)leases....................................................    304,544
                                                                    ----------
                                                                    $9,783,097
                                                                    ==========

(2) Includes loans due on demand.

  Scheduled repayments are reported in the maturity category in which the payment is due. Determinations of maturities are based upon contract terms. Southern National's credit policy does not permit automatic renewals of loans. At the scheduled maturity date (including balloon payment date), the customer must request a new loan to replace the matured loan and execute a new note with rate, terms and conditions renegotiated at that time.

                                   TABLE S-3
                       ALLOCATION OF RESERVE BY CATEGORY

                                                              DECEMBER 31,
                          ------------------------------------------------------------------------------------
                                1994              1993             1992             1991            1990
                          ----------------- ---------------- ---------------- ---------------- ---------------
                                   % LOANS          % LOANS          % LOANS          % LOANS         % LOANS
                                   IN EACH          IN EACH          IN EACH          IN EACH         IN EACH
                           AMOUNT  CATEGORY AMOUNT  CATEGORY AMOUNT  CATEGORY AMOUNT  CATEGORY AMOUNT CATEGORY
                          -------- -------- ------- -------- ------- -------- ------- -------- ------ --------
Balance at end of period
 applicable to:
 Commercial, financial
  and agricultural......  $ 35,869    20%    44,018    17     31,036    18     26,049    18    20,633    20
Real estate:
 Construction and land
  development...........    10,874     5     12,311     6     10,260     5     10,352     7     5,888     9
 Mortgage...............    63,186    61     63,996    63     50,444    61     37,168    59    27,532    54
                          --------   ---    -------   ---    -------   ---    -------   ---    ------   ---
 Real estate--total.....    74,060    66     76,307    69     60,704    66     47,520    66    33,420    63
                          --------   ---    -------   ---    -------   ---    -------   ---    ------   ---
Consumer................    23,444    12     23,138    12     20,621    14     25,279    15    22,992    16
Leases..................       906     2      1,218     2      1,313     2      1,610     1     1,021     1
Unallocated.............    37,455           24,664           21,910           15,511           9,391
                          --------   ---    -------   ---    -------   ---    -------   ---    ------   ---
 Total..................  $171,734   100%   169,345   100    135,584   100    115,969   100    87,457   100
                          ========   ===    =======   ===    =======   ===    =======   ===    ======   ===

                                   TABLE S-4

               COMPOSITION OF ALLOWANCE FOR LOAN AND LEASE LOSSES

                                             DECEMBER 31,
                         ---------------------------------------------------------
                            1994         1993        1992       1991       1990
                         -----------  ----------  ----------  ---------  ---------
                                        (DOLLARS IN THOUSANDS)
Balance, beginning of
 period................. $   169,345     137,400     116,221     87,457     72,511
  Charge-offs:
    Commercial,
     financial and
     agricultural.......     (10,759)    (23,912)    (27,131)   (29,575)   (19,533)
    Real estate.........      (6,694)     (7,502)    (10,796)    (9,726)    (8,248)
    Consumer............     (11,971)    (13,433)    (18,129)   (19,519)   (15,878)
    Lease receivables...        (646)       (771)     (1,428)    (1,308)      (419)
                         -----------  ----------  ----------  ---------  ---------
      Total charge-offs.     (30,070)    (45,618)    (57,484)   (60,128)   (44,078)
                         -----------  ----------  ----------  ---------  ---------
  Recoveries:
    Commercial,
     financial and
     agricultural.......       6,770       5,892       3,872      2,347      2,286
    Real estate.........       2,308       1,261       3,340        789        271
    Consumer............       4,122       3,640       2,901      2,381      2,235
    Lease receivables...         294         149         188        116        126
                         -----------  ----------  ----------  ---------  ---------
      Total recoveries..      13,494      10,942      10,301      5,633      4,918
                         -----------  ----------  ----------  ---------  ---------
Net charge-offs.........     (16,576)    (34,676)    (47,183)   (54,495)   (39,160)
                         -----------  ----------  ----------  ---------  ---------
  Provision charged to
   expense..............      17,846      53,311      62,871     75,844     54,106
                         -----------  ----------  ----------  ---------  ---------
  Allowance of loans
   acquired in purchase
   transactions.........       1,119      13,310       3,675      7,163        --
                         -----------  ----------  ----------  ---------  ---------
Balance, end of period.. $   171,734     169,345     135,584    115,969     87,457
                         ===========  ==========  ==========  =========  =========
Average loans and
 leases*................ $12,360,633  11,177,299  10,149,563  9,187,287  8,732,105
Net charge-offs as a
 percentage of average
 loans and leases.......        0.13%       0.31        0.46       0.59       0.45
                         ===========  ==========  ==========  =========  =========

- --------
* Loans and leases are net of unearned income and include loans held for sale.

                                   TABLE S-5

                      COMPOSITION OF SECURITIES PORTFOLIO

                                                         DECEMBER 31,
                                                ------------------------------
                                                   1994      1993      1992
                                                ---------- --------- ---------
                                                    (DOLLARS IN THOUSANDS)
   Securities held to maturity (at amortized
    cost):
     U.S. Treasury, government agencies and
      corporations............................. $1,190,558 2,433,380 2,455,692
     States and political subdivisions.........    165,520   203,422   225,685
     Mortgage-backed securities................    608,676   567,520   682,745
     Other securities..........................        665   100,272   110,070
                                                ---------- --------- ---------
       Total held to maturity securities.......  1,965,419 3,304,594 3,474,192
                                                ---------- --------- ---------
   Securities available for sale (1994 at
    market, 1993 and 1992 at amortized cost):
     U.S. Treasury, government agencies and
      corporations.............................  3,024,792 1,384,017   464,366
     States and political subdivisions.........     16,918       --        --
     Mortgage-backed securities................    310,314   535,299   269,874
     Other securities..........................    107,674     1,572       --
                                                ---------- --------- ---------
       Total available for sale securities.....  3,459,698 1,920,888   734,240
                                                ---------- --------- ---------
   Total securities............................ $5,425,117 5,225,482 4,208,432
                                                ========== ========= =========

                                   TABLE S-6

                        TIME DEPOSITS $100,000 AND OVER

                                                          (DOLLARS IN THOUSANDS)
   Maturity
     Less than three months..............................       $  935,954
     Four through six months.............................          336,550
     Seven through twelve months.........................          254,295
     Over twelve months..................................          268,240
                                                                ----------
   Balance at December 31, 1994..........................       $1,795,039
                                                                ==========

                                   TABLE S-7

                           SHORT-TERM BORROWED FUNDS
                             (DOLLARS IN THOUSANDS)

  The following information summarizes certain pertinent information for the past three years on securities sold under agreement to repurchase, federal funds purchased, master notes, Federal Reserve discount window borrowings and U.S. Treasury tax and loan deposit notes payable.

                                                   1994       1993      1992
                                                ----------  --------- ---------
   Maximum outstanding at any month-end during
    the year..................................  $2,975,957  1,998,481 1,324,276
   Average outstanding during the year........   2,321,379  1,349,156   935,642
   Average interest rate during the year......        4.24%      3.23      3.42
   Average interest rate at end of year.......        5.49       2.94      3.21

                                   TABLE S-8

                               CAPITAL ADEQUACY

                                                             REGULATORY SOUTHERN
                                                              MINIMUMS  NATIONAL
                                                             ---------- --------
   Risk-based capital ratios:
     Tier 1 capital (1).....................................    4.0%      12.3
     Total risk-based capital (2)...........................    8.0       13.6
   Tier 1 leverage ratio (3)................................    3.0        7.8

- --------
(1) Shareholders' equity less non-qualifying intangible assets; computed as a ratio of risk-weighted assets, as defined in the risk-based capital guidelines.
(2) Tier 1 capital plus qualifying loan loss allowance and subordinated debt; computed as a ratio of risk-weighted assets as defined in the risk-based capital guidelines.
(3) Tier 1 capital computed as a ratio of fourth quarter average assets less goodwill.